                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-58215 and 333-48018) of Aurora Foods Inc. of our report dated February 22, 2001, except for Notes 12 and 20, which are as of March 2, 2001, relating to the consolidated financial statements and financial statement schedules, which appears on page 39 of this Form 10-K.

PricewaterhouseCoopers LLP
St. Louis, Missouri
April 2, 2001